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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Union Bankshares, Ltd.



     We consent to the use in the Amendment No. 1 to registration statement on Form S-2 of our report dated January 16, 1998, with respect to the consolidated balance sheets of UNION BANKSHARES, LTD. as of December 31, 1997 and 1996, and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows for the years then ended and to the reference to us under the caption "Experts."



                                             /s/ BAIRD, KURTZ & DOBSON
                                        --------------------------------------
                                                 BAIRD, KURTZ & DOBSON


Denver, Colorado
November 16, 1998